            EXHBIT 23.a

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-113757) and Form S-8 (File Nos. 33-37261, 33-69596, 33-69598, 33-61558, 333-79443, 333-08994, 333-42635, 333-89971, 333-36146, 333-36150, 333-47144 and 333-112527) of Southern Union Company, of our report dated February 1, 2005 relating to the financial statements of Transwestern Pipeline Company, which appears in the Current Report on Form 8-K/A of Southern Union Company dated November 17, 2004.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
February 1, 2005